Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated November 19, 2004, accompanying the consolidated financial statements and schedules included in the Annual Report of Aeolus Pharmaceuticals, Inc. on Form 10-K for the year ended September 30, 2004. We hereby consent to the incorporation by reference of said report in the Registration Statements of Aeolus Pharmaceuticals, Inc. on Form S-8 (File Nos. 333-12923, 333-53017, 333-33636, 333-94169, 333-58754, 333-99421, 333-98635, 333-98637 and 333-99421-99).

GRANT THORNTON LLP

Raleigh, North Carolina

November 19, 2004